UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) June 27, 2006

NATIONAL PROPERTY INVESTORS 7

(Exact name of Registrant as specified in its charter)

California	0-13454	13-3230613
(State or other jurisdiction	(Commission	(I.R.S. Employer
0f incorporation)	File Number)	Identification Number)

55 Beattie Place

Post Office Box 1089

Greenville, South Carolina 29602

(Address of principal executive offices)

(864) 239-1000

(Registrant's telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

[ ]

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]

Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]

Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01

Completion of Acquisition or Disposition of Assets.

National Property Investors 7, a California limited partnership, (the “Registrant”) owned Fairway View II Apartments, a 204-unit apartment complex located in Baton Rouge, Louisiana (“Fairway View II”). On June 27, 2006, the Registrant sold its last remaining investment property, Fairway View II, to a third party, CSHV Fairway View II, LLC, a Delaware limited liability company (the “Purchaser”). The total sales price for Fairway View II was approximately $9,790,000. As a result of this sale the Registrant no longer holds an ownership interest in any investment property.

In accordance with the Amended and Restated Certificate and Agreement of Limited Partnership of the Registrant, the Registrant's managing general partner is evaluating the cash requirements of the Registrant to determine the portion of the net proceeds to be distributed to the Registrant's partners.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NATIONAL PROPERTY INVESTORS 7

By:

NPI Equity Investments, Inc.

Managing General Partner

By:

/s/Martha L. Long

Martha L. Long

Senior Vice President

Date:

June 30, 2006